UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2017

McEWEN MINING INC.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-33190 (Commission File Number)	84-0796160 (I.R.S. Employer Identification No.)

150 King Street West, Suite 2800

Toronto, Ontario, Canada M5H 1J9

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (866) 441-0690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.

On December 19, 2017, McEwen Mining Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Cantor Fitzgerald Canada Corporation, as representative of the underwriters listed therein (the “Underwriters”), relating to a “bought deal” private placement (the “Offering”) of 4,000,000 shares of the Company’s common stock (the “Common Stock”).  The shares of Common Stock sold in the Offering are considered “flow-through” common shares for purposes of the Income Tax Act (Canada) in that they provide potential tax benefits to the purchasers if the Company uses the proceeds of the Offering for qualified exploration and development expenses. The Company received gross proceeds of $10 million from the Offering, before deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and indemnification obligations of the Company and the Underwriters, including for liabilities arising under the Securities Act of 1933, as amended (the “Act”). The Underwriting Agreement has been filed with this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the Company and the Underwriters.

The preceding summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1.

Item 3.02   Unregistered Sales of Equity Securities

The Common Stock sold in the Offering was not registered under the Act in reliance on the exemption provided by Rule 903 of Regulation S promulgated under the Act.  The sale of the Common Stock was made in an offshore transaction, was not offered or sold to a “U.S. Person” within the meaning of Regulation S and offering restrictions were implemented.

Item 7.01   Regulation FD Disclosure.

On December 19, 2017, the Company issued a press release announcing the closing of the Offering, a copy of which is attached hereto as Exhibit 99.1.

The information furnished under this Item 7.01, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits.  The following exhibits are filed or furnished with this report:

Exhibit Number	Exhibit Description
1.1	Underwriting Agreement, dated December 19, 2017, among McEwen Mining Inc. and Cantor Fitzgerald Canada Corporation, as representative of the underwriters listed therein

99.1	Press release dated December 19, 2017

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McEWEN MINING INC.

Date: December 20, 2017	By:	/s/ Carmen Diges
Carmen Diges, General Counsel